Amended and Restated Bylaws of
RLI CORP.
(a Delaware corporation)

Table of Contents

Page

Article I - Corporate Offices4

1.1 Registered Office.4

1.2 Other Offices.4

Article II - Meetings of Stockholders4

2.1 Place of Meetings.4

2.2 Annual Meeting.4

2.3 Special Meeting.4

2.4 Advance Notice Procedures for Business Brought before a Meeting.7

2.5 Advance Notice Procedures for Nominations of Directors.14

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as a Director and, if Elected, to be Seated as Directors.17

2.7 Notice of Stockholders’ Meetings.18

2.8 Manner of Giving Notice; Affidavit of Notice.19

2.9 Quorum.19

2.10 Adjourned Meeting; Notice.19

2.11 Conduct of Business.20

2.12 Voting.21

2.13 Record Date for Stockholder Meetings and Other Purposes.21

2.14 Proxies.21

2.15 List of Stockholders Entitled to Vote.22

2.16 Stockholder Action by Written Consent without a Meeting.22

2.17 Inspectors of Election.24

Article III - Directors25

3.1 Powers.25

3.2 Number of Directors.25

3.3 Election, Qualification and Term of Office of Directors.25

3.4 Resignation, Removal and Vacancies.25

3.5 Place of Meetings; Meetings by Telephone.26

3.6 Regular Meetings.26

3.7 Special Meetings; Notice.26

3.8 Quorum.26

3.9 Organization.27

3.10 Board Action by Written Consent without a Meeting.27

3.11 Chairperson of the Board.27

3.12 Lead Independent Director.27

3.13 Fees and Compensation of Directors.27

3.14 Dividends.27

Article IV - Committees28

4.1 Committees of Directors.28

4.2 Committee Minutes.28

4.3 Meetings and Actions of Committees.28

Article V - Officers29

5.1 Officers.29

5.2 Appointment of Officers.29

5.3 Subordinate Officers.29

5.4 Removal and Resignation of Officers.29

5.5 Vacancies in Offices.29

5.6 Representation of Shares of Other Corporations.29

5.7 Authority and Duties of Officers.29

Article VI - Records30

Article VII - General Matters30

7.1 Execution of Corporate Contracts and Instruments.30

7.2 Severability.30

7.3 Fiscal Year.30

7.4 Seal.30

7.5 Stock Certificates.30

7.6 Lost Certificates.31

7.7 Shares Without Certificates31

7.8 Transfer of Stock.31

7.9 Stock Transfer Agreements.31

7.10 Registered Stockholders.31

7.11 Waiver of Notice.32

Article VIII - Notice by Electronic Transmission32

8.1 Notice by Electronic Transmission.32

8.2 Definition of Electronic Transmission.33

Article IX - Indemnification33

9.1 Indemnification of Directors and Officers.33

9.2 Indemnification of Others.33

9.3 Prepayment of Expenses.33

9.4 Determination; Claim.33

9.5 Non-Exclusivity of Rights.34

9.6 Insurance.34

9.7 Other Indemnification.34

9.8 Continuation of Indemnification.34

9.9 Amendment or Repeal; Interpretation.34

Article X - Amendments35

Article XI - Forum Selection35

Amended and Restated Bylaws of
RLI Corp.

Article I - Corporate Offices
1.1Registered Office.

The address of the registered office of RLI Corp. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II - Meetings of Stockholders
2.1Place of Meetings.

Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

2.3Special Meeting.
(i)Special meetings of the stockholders for any purpose or purposes may be called only (a) by the Chairperson of the Board, (b) by the Board, pursuant to a resolution approved by a majority of the entire Board or (c) by the Secretary of the Corporation (the “Secretary”), following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record as of the record date fixed in accordance with Section 2.3(iv) who hold, in the aggregate, at least 20 percent (20%) of the voting power of the outstanding shares of the Corporation and who otherwise comply with the requirements of this Section 2.3. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 2.5 and Section 2.6. The Board may postpone or reschedule any special meeting of stockholders that is to be held pursuant to Section 2.3(i)(c), and the Board may postpone, reschedule or cancel any other special meeting of stockholders.

(ii)No stockholder may demand that the Secretary call a special meeting of the stockholders pursuant to Section 2.3(i) unless a stockholder of record has first submitted a request in writing that the Board fix a record date ( a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.
(iii)To be in proper form for purposes of this Section 2.3, a request by a stockholder for the Board to fix a Demand Record Date shall set forth:
(a)As to each stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting (a “Requesting Person”), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(a) and the definition of “Stockholder Associated Person”);
(b)As to each Requesting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(b) and the definition of “Stockholder Associated Person”);
(c)As to the purpose or purposes of the special meeting, (A) a description of the purpose or purposes of the special meeting and the business desired to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person or any Stockholder Associated Person (as defined in Section 2.3(iii)(a)); (B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these bylaws, the text of such proposed amendment); (C) a description of all agreements, arrangements and understandings, written or oral, (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any Stockholder Associated Person (as defined in Section 2.3(iii)(a)), in each case, in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and (D) all other information relating to such proposal or business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by each Requesting Person or any Stockholder Associated Person (as defined in Section 2.3(iii)(a)) in support of the business proposed to be conducted at the special meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided, however, that the disclosures required by this Section 2.3(iii)(c) shall not include any disclosures with respect to any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by this Section 2.3 on behalf of a beneficial owner;
(d)If directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Section 2.5(iii)(c), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.5(iii)(c) and the definition of Proposed Nominee) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting; and
(e)The information described in Section 2.4(iii)(d), (e) and (f) (except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(d), (e) and (f) and the definition of “Stockholder Associated Person”).
(iv)Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any Requesting Person, the Board may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board. If no resolution fixing a Demand Record Date has been adopted by the Board within the ten (10)-day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (b), (d), (e) or (f) of Section 2.3(vi).
(v)Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(i)(c) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, at least 20 percent (20%) of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a special meeting of the stockholders pursuant to Section 2.3(i)(c). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (a) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the special meeting.
(vi)The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (a) that does not comply with this Section 2.3, (b) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (c) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (d) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (e) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand or (f) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(vii)After receipt of demands in proper form and in accordance with this Section 2.3 from a stockholder or stockholders holding the Requisite Percentage, the Board shall duly call, and determine the place (if any), date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.13. The Board shall provide written notice of such special meeting to the stockholders in accordance with Section 2.7.
(viii)In connection with a special meeting called in accordance with this Section 2.3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).
(ix)Notwithstanding anything in these bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.
2.4Advance Notice Procedures for Business Brought before a Meeting.
(i)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the proposal of business must be (a) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board (or a duly authorized committee thereof), (b) if not specified in a notice of meeting, as otherwise properly brought before the meeting by the Board (or a duly authorized committee thereof) or the Chairperson of the Board or (c) as otherwise properly brought before the meeting by a stockholder who (A) (1) was a stockholder of record of the Corporation at the time of giving the notice provided for in this Section 2.4 through the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and

Section 2.6, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.
(ii)Without qualification, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action, and the stockholder of record must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received by the Secretary at, the principal executive offices of the Corporation no later than the Close of Business (as defined in Section 2.4(iv)) on the ninetieth (90th) day nor earlier than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the Close of Business on the ninetieth (90th) day prior to such annual meeting or, if later, the Close of Business on the tenth (10th) day following the day on which Public Disclosure (as defined in Section 2.4(iv)) of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.
(iii)To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a)As to each Noticing Person and each Stockholder Associated Person (as each is defined in Section 2.4(iv)) the following information (the “Stockholder Information”):
(A)the name and address of such Noticing Person and each Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s books and records);
(B)the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Noticing Person or any Stockholder Associated Person and the date or dates on which such shares were acquired, except that such Noticing Person or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Noticing Person or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfilment of a condition;
(C)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Person or any Stockholder Associated Person; and
(D)any pledge by such Noticing Person or any Stockholder Associated Person with respect to any of such securities;
(b)As to each Noticing Person and each Stockholder Associated Person, the following information (“Disclosable Interests”):

(A) (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Noticing Person or Stockholder Associated Person with respect to any shares of any class or series of shares of the Corporation and (2) all other information relating to derivative securities (as defined above) that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies by such Noticing Person or any Stockholder Associated Person in support of the business proposed by such Noticing Person, if any, or for the election of any Proposed Nominee in a contested election pursuant to Section 14(a) of the Exchange Act if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under Section 14(a) of the Exchange Act; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Noticing Person or Stockholder Associated Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Noticing Person or Stockholder Associated Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Noticing Person or Stockholder Associated Person as a hedge with respect to a bona fide derivatives trade or position of such Noticing Person or Stockholder Associated Person arising in the ordinary course of such Noticing Person’s or Stockholder Associated Person’s business as a derivatives dealer;
(B)any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Noticing Person or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(C)any pending or, to the knowledge of such Noticing Person (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Person or any Stockholder Associated Person is a party or participant directly involving the Corporation or, to such Noticing Person’s knowledge, any current or former officer, director or Affiliate (as defined below) of the Corporation;
(D)any other material relationship between such Noticing Person or Stockholder Associated Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand;
(E)any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Person or any Stockholder Associated Person in any contract or agreement with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(F)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Person or, to the knowledge of such Noticing Person (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person in the Corporation or any Affiliate thereof or in the proposed business to be brought before the meeting by such Noticing Person, other than an interest arising from the ownership of Corporation securities where such Noticing Person or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(G)a description of all agreements, arrangements or understandings, written or oral, (1) between or among such Noticing Person and any Stockholder Associated Person or (2) between or among such Noticing Person or, to the knowledge of such Noticing Person (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Stockholder Associated Person and any other Person (as defined in Section 2.4(iv)) (naming each such Person), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act);
(H)any proportionate interest in shares of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Person or any Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(I)a description of the investment strategy or objective, if any, of such Noticing Person (or the beneficial owner(s) on whose behalf such Noticing Person is submitting a notice to the Corporation);
(J)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Person or any Stockholder Associated Person with respect to the Corporation (regardless of whether such Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Person or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D; and
(K)all other information relating to such Noticing Person or any Stockholder Associated Person that would be required to be disclosed in a proxy or consent solicitation statement in connection with the solicitation of proxies or consents in support of the business proposed to be brought before the meeting by such Noticing Person or any Stockholder Associated Person pursuant to Section 14(a) of the Exchange Act;

provided, however, that the disclosures to be made pursuant to the foregoing clauses (A) through (K) shall not include any such disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner (any such Noticing Person, an “Exempt Noticing Person”);

(c)As to each item of business that the stockholder proposes to bring before the annual meeting:
(A)a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(B)the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these bylaws, the text of such proposed amendment); and
(C)all other information relating to such item of business that would be required to be disclosed in a proxy or consent solicitation statement in connection with the solicitation of proxies or consents by the stockholder or any Stockholder Associated Person in support of such item of business pursuant to Section 14(a) of the Exchange Act;

provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any Exempt Noticing Person;

(d)A representation that such Noticing Person intends to appear or cause a Qualified Representative (as defined in Section 2.4(iv)) of such Noticing Person to appear at the meeting to bring such business before the meeting and an acknowledgment that, if such Noticing Person (or a Qualified Representative of such Noticing Person) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(e)Identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Person (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation) to provide financial support of the business proposal(s) submitted by such Noticing Person and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
(f)A representation from such Noticing Person as to whether such Noticing Person or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation.
(iv)As used in these bylaws:
(a)the terms “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(b)“beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(c)“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;
(d)“Noticing Person” shall mean any stockholder of record providing notice pursuant to this Section 2.4 or Section 2.5;
(e)“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature;
(f)“Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act;
(g)“Qualified Representative” of a Noticing Person means (A) a duly authorized officer, manager or partner of such Noticing Person or (B) a person authorized by a writing executed by such Noticing Person (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Person to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Person as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and
(h)“Stockholder Associated Person” shall mean, with respect to a Noticing Person and if different from such Noticing Person, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Person is providing a notice pursuant to Section 2.4 or Section 2.5, or a request pursuant to Section 2.3 or Section 2.16, as applicable:
(A)any Person who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Person or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation,
(B)any Affiliate or Associate of such Noticing Person (other than any Exempt Noticing Person) or such beneficial owner(s),
(C)any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Person or such beneficial owner(s) with respect to any demand to call a special meeting of stockholders, any proposed business, any nomination or any stockholder action by written consent, as applicable, under these bylaws,
(D)any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Person (other than any Exempt Noticing Person) and
(E)any Proposed Nominee (as defined in Section 2.5(ii)).
(v)A Noticing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct in all material respects as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed in any material respect since such Noticing Person’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.4(v) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.4 and shall not extend the time period for the delivery of notice pursuant to this Section 2.4. If a Noticing Person fails to provide any update in accordance with the foregoing provisions of this Section 2.4, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.4.
(vi)If any information submitted pursuant to this Section 2.4 by any Noticing Person proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.4. A Noticing Person shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.4 within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Person. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any Noticing Person shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Person pursuant to this Section 2.4 and (B) a written affirmation of any information submitted by such Noticing Person pursuant to this Section 2.4 as of an earlier date. If a Noticing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.4.
(vii)Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the Noticing Person (or a Qualified Representative of the Noticing Person) proposing business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(viii)Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(ix)Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.4 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(x)This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Noticing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
2.5Advance Notice Procedures for Nominations of Directors.
(i)Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board (or a duly authorized committee thereof) or (b) by a stockholder who (A) who was a stockholder of record of the Corporation at the time of giving the notice provided for in this Section 2.5 through the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(ii)(a) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder of record must (A) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and the information, questionnaire and agreement for each candidate whom such stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”) as required to be set forth by this Section 2.5 and Section 2.6 and (C) provide any updates or supplements to such notice as required by this Section 2.5.
(b)Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder of record must (A) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and the information, questionnaire and agreement for each Proposed Nominee as required by this Section 2.5 and Section 2.6 and (C) provide any updates or supplements to such notice as required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received by the Secretary at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the ninetieth (90th) day prior to such special meeting or, if later, the Close of Business on the tenth (10th) day following the day on which Public Disclosure of the date of such special meeting was first made by the Corporation.
(c)In no event shall any adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(iii)To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a)As to each Noticing Person and each Stockholder Associated Person, the Stockholder Information (as defined in Section 2.4(iii)(a));

(b)As to each Noticing Person and each Stockholder Associated Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the nomination of each Proposed Nominee;
(c)As to each Proposed Nominee, the following information (the “Nominee Information”):
(A)the name, age, business address and residential address of such Proposed Nominee;
(B)the principal occupation and employment of such Proposed Nominee;
(C)a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and any Noticing Person or any Stockholder Associated Person, on the other hand, or that such Proposed Nominee knows any of such Proposed Nominee’s Associates has with any Noticing Person or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Person and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;
(D)a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(E)the date(s) of first contact between the Noticing Person or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) of any person(s) (including the Proposed Nominee) for election as a director of the Corporation; and
(F)the questionnaire and written representation and agreement required by Section 2.6(i);
(d)A representation from such Noticing Person as to whether such Noticing Person or any Stockholder Associated Person intends or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (A) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee and, if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and
(e)The representation and information described in Section 2.4(iii)(d) and (e) (except the disclosure with respect to the business to be brought before the meeting shall be made with respect to the nomination of each Proposed Nominee).
(iv)Notwithstanding anything herein to the contrary, if (A) any Noticing Person or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange

Act with respect to any Proposed Nominee and (B) (1) such Noticing Person or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Person or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Person or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing Person or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Person or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Person shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(v)The number of Proposed Nominees a stockholder may include in a notice under Section 2.5 may not exceed the number of directors to be elected at such meeting (based on public disclosure by the Corporation prior to the date of such notice), and for the avoidance of doubt, no stockholder shall be entitled to identify any additional or substitute persons as Proposed Nominees following the expiration of the time periods set forth in Section 2.5(ii)(a) or Section 2.5(ii)(b), as applicable.
(vi)A Noticing Person providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 and Section 2.6 shall be true and correct in all material respects as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). The update and supplement shall clearly identify the information that has changed in any material respect since such Noticing Person’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.5(vi) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.5 or Section 2.6 and shall not extend the time period for the delivery of notice pursuant to this Section 2.5. If a Noticing Person fails to provide any update in accordance with the foregoing provisions of this Section 2.5 and Section 2.6, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.5 or Section 2.6.
(vii)If any information submitted pursuant to this Section 2.5 or Section 2.6 by any Noticing Person nominating individuals for election or reelection as a director shall be inaccurate in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.5 and Section 2.6. A Noticing Person shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.5 or Section 2.6 (including if the Noticing Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.5(iii)(d)(A)) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Person. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Person shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Person pursuant to this Section 2.5 or Section 2.6 and (B) a written affirmation of any information submitted by such Noticing Person pursuant to this Section 2.5 or Section 2.6 as of an earlier date. If a Noticing Person fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.5 or Section 2.6.
(viii)Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the Noticing Person (or a Qualified Representative of the Noticing Person) proposing a nominee for director does not appear at the meeting of stockholders of the Corporation to present such nomination, such proposed nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(ix)Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation pursuant to this Section 2.5 or Section 2.6 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.
(x)In addition to the requirements of this Section 2.5 and Section 2.6 with respect to any nomination proposed to be made at a meeting, each Noticing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
2.6Additional Requirements for Valid Nomination of Candidates to Serve as a Director and, if Elected, to be Seated as Directors.
(i)To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5, and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board or, in the case of a Proposed Nominee, in the notice submitted pursuant to Section 2.5), to the Secretary at the principal executive offices of the Corporation (a) a completed written questionnaire (in a form provided by the Corporation (which form a stockholder of record shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Person within ten (10) days after receiving such request)) with respect to the background, qualifications, stock ownership and independence of such Proposed Nominee and (b) a written representation and agreement (in form provided by the Corporation (which form a stockholder of record shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Person within ten (10) days after receiving such request)) that such Proposed Nominee (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any Person as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (B) is not, and will not become a party to, any agreement, arrangement or understanding with any Person other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation; (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation generally applicable to directors and in effect during such Proposed Nominee’s term in office as a director (and, if requested by any Proposed Nominee, the Secretary shall provide to such Proposed Nominee all such policies and guidelines then in effect) and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (E) consents to the public disclosure of information regarding or relating to such Proposed Nominee provided to the Corporation by such Proposed Nominee or otherwise pursuant to Section 2.5 and this Section 2.6 and (F) intends to serve a full term as a director of the Corporation, if elected.
(ii)In addition to the information required pursuant to Section 2.5 and the foregoing provisions of this Section 2.6, the Corporation may require any Noticing Person to furnish such other information that would reasonably be expected to be material to a reasonable stockholder’s understanding of (A) any item of business proposed by such Noticing Person under Section 2.5, (B) the solicitation of proxies or consents from the Corporation’s stockholder by the Noticing Person (or any Stockholder Associated Person) or (C) the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this Section 2.6(ii) shall be provided by a Noticing Person within ten (10) days after it has been requested by the Corporation.
(iii)No person shall be eligible for nomination as a director of the Corporation unless such person is nominated by a stockholder in accordance with the procedures set forth in these bylaws. The chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.
(iv)Notwithstanding anything in these bylaws to the contrary, no person shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with these bylaws.
2.7Notice of Stockholders’ Meetings.

Written notice of a meeting is required whenever stockholders of the Corporation are required or permitted to take any action at a meeting. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.8 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8Manner of Giving Notice; Affidavit of Notice.

Notice of any meeting of stockholders shall be deemed given:

(i)if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii)if by electronic transmission as provided in Section 8.1 of these bylaws, at the times provided in the DGCL.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.9Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the Corporation’s stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.10 of these bylaws until a quorum is present or represented by proxy. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

2.10Adjourned Meeting; Notice.

Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any person entitled to act as chairperson or secretary of such meeting. When a meeting is adjourned (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these bylaws. At any adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

2.11Conduct of Business.
(i)Unless otherwise determined by the Board, the Chairperson of the Board shall act as chairperson of meetings of stockholders of the Corporation. In the absence of the Chairperson of the Board, the Board may designate any director or officer of the Corporation to act as chairperson of any meeting of stockholders, and only the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee.
(ii)The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting.
(iii)The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (g) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) any rules, regulations or procedures as the chairperson may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.
(iv)Except as otherwise provided by law, the Board or the chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall have the power and the duty to determine whether any proposed business or nomination was properly brought before the meeting in accordance with these bylaws, and, if the Board or the chairperson determines that any proposed business or nomination was not properly brought before the meeting, the chairperson shall so declare to the meeting that such business or nomination shall be disregarded and not transacted or considered, and no vote shall be taken with respect to such proposed business or nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(v)Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. Such votes may be cast in person, by means of remote communication (if any) or by proxy. Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present for the election of directors, a majority of the votes cast shall be sufficient to elect a director; provided, however, that in a Contested Election (as defined below) at such a meeting, directors shall be elected by a plurality of the votes cast on the election of directors . The term “Contested Election” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board in compliance with Section 2.5 and Section 2.6 and (ii) such nomination notice has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.13Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.14Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by electronic transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy in the form of electronic transmission shall set forth or be submitted with information from which it can be determined that the means of electronic transmission was authorized by the stockholder.

2.15List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day prior to the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in Person or by proxy at any meeting of stockholders.

2.16Stockholder Action by Written Consent without a Meeting.
(i)Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (a) shall be signed by holders of record on the record date established pursuant to Section 2.16(ii) (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 2.16, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.16. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.
(ii)Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.16(ii) from any such stockholder, the Board may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within such ten (10)-day period after the date on which such a request is received, (a) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which valid signed written consents constituting the applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.16 and (b) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
(iii)To be in proper form for purposes of this Section 2.16, a request by a stockholder for the Board to fix a Written Consent Record Date shall set forth:
(a)As to each stockholder of record making a request for the Board to fix a record date and proposing the action or actions to be taken by written consent (a “Soliciting Person”), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(a) and the definition of “Stockholder Associated Person”);
(b)As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(b) and the definition of “Stockholder Associated Person” and the disclosure in clause (F) of Section 2.4(iii)(b) shall be made with respect to the action or actions proposed to be taken by written consent);
(c)As to the action or actions proposed to be taken by written consent, (A) a description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person or any Stockholder Associated Person (as defined in Section 2.16(iii)(a)); (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders (including the complete text of any resolutions proposed for consideration and, in the event that such proposed action or actions include a proposal to amend the Certificate of Incorporation or these bylaws, the text of such proposed amendment); (C) a description of all agreements, arrangements and understandings, written or oral, (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any Stockholder Associated Person (as defined in Section 2.16(iii)(a)), in each case, in connection with the request or such action or actions; and (D) all other information relating to such action or actions that would be required to be disclosed in a consent solicitation statement in connection with the solicitation of consents by any of the Soliciting Persons or any Stockholder Associated Person (as defined in Section 2.16(iii)(a)) in support of such action or actions pursuant to Section 14(a) of the Exchange Act;
(d)If directors are proposed to be elected by written consent, the Nominee Information (as defined in Section 2.5(iii)(c), except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.5(iii)(c) and the definition of “Stockholder Associated Person”) for each person whom a Soliciting Person proposes to elect as a director by written consent (which persons shall be considered “Proposed Nominees” for purposes of providing the Nominee Information); and
(e)The information described in Section 2.4(iii)(e) (except that for purposes of this Section 2.16 the term “Soliciting Person” shall be substituted for the term “Noticing Person” in all places it appears in Section 2.4(iii)(e)).
(iv)If directors are proposed to be elected by written consent, in addition to the information required pursuant to Section 2.16(iii), the Corporation may require any Soliciting Person to furnish such other information as the Corporation may reasonably require to determine the eligibility. suitability or qualifications of a Proposed Nominee (as defined in Section 2.16(iii)(d)) to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this Section 2.16(iv) shall be provided by a Soliciting Person within ten (10) days after it has been requested by the Corporation.
(v)In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.16, each Soliciting Person shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).
(vi)Notwithstanding anything in these bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 2.16. If the Board shall determine that any request to fix a Written Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 2.16, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.16, then the Board shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.16 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.
2.17Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

Such inspectors shall:

(i)determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;
(ii)count all votes or ballots;
(iii)count and tabulate all votes;

(iv)determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(v)certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

Article III - Directors
3.1Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be not less than seven (7) nor more than thirteen (13) as determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably relating to such person’s candidacy or service as a director of the Corporation.

3.4Resignation, Removal and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson of the Board or the Secretary. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Subject to the rights of holders of any series of preferred stock, if any, with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

3.5Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board is required to be specified in any notice of such meeting unless so required by law.

3.7Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer or the President or by the Secretary at the request of a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)delivered personally by hand, by courier or by telephone;
(ii)sent by United States first-class mail, postage prepaid;
(iii)sent by facsimile or electronic mail; or
(iv)sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least two (2) days before the time of the holding of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board is required to be specified in any notice of such meeting unless so required by law.

3.8Quorum.

At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9Organization.

The Chairperson of the Board shall preside at all meetings of the Board and, unless otherwise determined by the Board, at all meetings of stockholders. In the absence of the Chairperson of the Board, or if the Chairperson is unable to preside at any meeting of the Board, the Lead Independent Director shall preside at such meeting. If at any meeting of the Board neither of the Chairperson of the Board nor the Lead Independent Director is present or able to act, the Board shall select one of its members as acting chair of the meeting or any portion thereof.

3.10Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11Chairperson of the Board.

The Chairperson of the Board shall be chosen from among the directors and may be the Chief Executive Officer. The Chairperson of the Board shall have such powers and duties as may from time to time be assigned by the Board.

3.12Lead Independent Director.

If the Chairperson of the Board does not qualify as independent in accordance with the applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Independent Directors (as defined below) shall appoint a Lead Independent Director. The Lead Independent Director shall be one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”). The Lead Independent Director, if any, shall convene and chair sessions of the Independent Directors or non-management members of the Board and shall have such other responsibilities, and perform such duties, as may from time to time be assigned by the Board.

3.13Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

3.14Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

Article IV - Committees
4.1Committees of Directors.

The Board may designate one (1) or more committees, each committee to consist, of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The chairperson of any committee shall be selected from among the members of the committee by the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and as provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)Section 3.5 (place of meetings and meetings by telephone);
(ii)Section 3.6 (regular meetings);
(iii)Section 3.7 (special meetings and notice);
(iv)Section 3.9 (action without a meeting); and
(v)Section 7.11 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii)special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.
Article V - Officers
5.1Officers.

The officers of the Corporation shall include a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3.

5.3Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers as the business of the Corporation may require. Each of such officers shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by the Chief Executive Officer or any other officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the Chairperson of the Board or the Secretary. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.6Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer, the President of the Corporation or any other person authorized by the Board, the Chief Executive Officer or the President of the Corporation shall be authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Article VI - Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.

Article VII - General Matters
7.1Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2Severability.

To the extent any provision of these bylaws would be, in the absence of this Section 7.2, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these bylaws, and all provisions of these bylaws shall be construed so as to give effect to the intent manifested by these bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

7.3Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.4Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.5Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of shares of a class or series of capital stock of the Corporation represented by certificates shall be entitled to have a certificate representing the number of such shares owned by such holder in the Corporation unless and until the Board provides by resolution that the shares of such class or series shall be represented solely in book-entry form as uncertificated shares. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.6Lost Certificates.

The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.7Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.8Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.

7.9Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.10Registered Stockholders.

The Corporation:

(i)shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(ii)shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
7.11Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting and does so object, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these bylaws.

Article VIII - Notice by Electronic Transmission
8.1Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(i)the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(ii)such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(iii)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2Definition of Electronic Transmission.

For purposes of these bylaws, an “electronic transmission” means (i) any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process or (ii) such other form of communication constituting an “electronic transmission” as such term is defined under the DGCL.

Article IX - Indemnification
9.1Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this

Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

9.9Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to any officer of the Corporation appointed by (x) the Board, a President or a Chief Executive Officer pursuant to Article V of these bylaws or (y) an officer to whom the Board, a President or a Chief Executive Officer has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the Certificate of Incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X - Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Article XI - Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.